UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KINGSWAY FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

On April 6, 2026, Kingsway Financial Services Inc. filed its definitive proxy statement for its Annual Meeting of the shareholders to be held on Monday, May 18, 2026 (the “Proxy Statement”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

This Supplement is being filed in order to include the proposed Amendment No. 1 to the Kingsway Financial Services Inc. 2020 Equity Incentive Plan (the “Amendment”) as Schedule A to the Proxy Statement, which was inadvertently omitted as a schedule to the Proxy Statement. Proposal No. 4 of the Proxy Statement proposes that shareholders of the Company approve the Amendment, which increases the number of Common Shares available for issuance under the 2020 Equity Incentive Plan by 1,000,000 Common Shares.

Except as specifically set forth herein, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement.

SCHEDULE A

AMENDMENT NO. 1 TO THE KINGSWAY FINANCIAL SERVICES INC. 2020 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the Kingsway Financial Services Inc. 2020 Equity Incentive Plan (the "Plan") is made as of ___, 2026, by Kingsway Financial Services Inc. (the "Company").

WHEREAS, the Board desires to increase the number of shares of Common Stock authorized for issuance under the Plan by one million (1,000,000);

WHEREAS, the Board has authority to amend the Plan pursuant to Section 18.1 thereof; and

WHEREAS, the Company shareholders have approved such amendment of the Plan.

NOW, THEREFORE, Shareholder approval having been obtained at the 2026 Annual Meeting, the Plan is hereby amended as follows:

1.	Section 3.2(a) of the Plan is hereby amended and restated as follows:

"Subject to adjustments as provided in Section 13, the aggregate number of Shares that may be issued pursuant to Awards is two million six hundred thousand (2,600,000) Shares. All Shares may be issued under any form of Award available under the Plan, including Nonqualified Stock Options and Incentive Stock Options. The Company will keep available at all times the number of Shares reasonably required to satisfy then outstanding Awards.

2.	Except as expressly amended by this Amendment No. 1, the Plan shall remain unmodified and in full force and effect, and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to be executed as of the day and year first written above.

KINGSWAY FINANCIAL SERVICES INC.

By:
Name:	John T. Fitzgerald
Title:	President and Chief Executive Officer

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